SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 AUGUST 5, 1998




                           ALEXANDER & BALDWIN, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         HAWAII                    0-565                  99-0032630
     ---------------            ------------           -------------------
     (STATE OR OTHER             (COMMISSION            (I.R.S. EMPLOYER
     JURISDICTION OF            FILE NUMBER)           IDENTIFICATION NO.)
     INCORPORATION)



                       822 BISHOP STREET, P. O. BOX 3440
                            HONOLULU, HAWAII 96801
              ----------------------------------------------------
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE AND ZIP CODE)



                                 (808) 525-6611
              ----------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.  OTHER EVENTS
---------------------

      California and Hawaiian Sugar Company, Inc. ("C&H"), A&B-Hawaii, Inc., and McBryde Sugar Company, Limited, all wholly owned direct or indirect subsi-diaries of Alexander & Baldwin, Inc. (the "Company"), have entered into definitive agreements, dated as of August 5, 1998, which provide for a recapitalization of C&H involving the participation of an investor group that includes Citicorp Venture Capital, Ltd. In the transaction, the Company, through its subsidiaries, will receive a combination of cash, preferred stock and common stock in a new, recapitalized entity, and will sell a majority of its equity in the new entity to the investor group.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
---------------------------------------------------------------------------

      10. Material contracts.

          10.b.1.(xxxix) Asset Purchase Agreement, dated as of August 5, 1998, by and among California and Hawaiian Sugar Company, Inc., A&B-Hawaii, Inc., McBryde Sugar Company, Limited and Sugar Acquisition Corporation (without exhibits or schedules).

          10.b.1.(xl) Stock Sale Agreement, dated as of August 5, 1998, by and between California and Hawaiian Sugar Company, Inc. and Citicorp Venture Capital, Ltd. (without exhibits).

      99. Press Release issued August 10, 1998.

                                   SIGNATURES
                                   ----------


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 25, 1998


                              ALEXANDER & BALDWIN, INC.



                              By /s/ Michael J. Marks
                                 -------------------------------
                                 Michael J. Marks
                                 Vice President, General Counsel
                                 and Secretary

                                 EXHIBIT INDEX
                                 -------------


      10.b.1.(xxxix) Asset Purchase Agreement, dated as of August 5, 1998, by and among California and Hawaiian Sugar Company, Inc., A&B-Hawaii, Inc., McBryde Sugar Company, Limited and Sugar Acquisition Corporation (without exhibits or schedules).

      10.b.1.(xl) Stock Sale Agreement, dated as of August 5, 1998, by and between California and Hawaiian Sugar Company, Inc. and Citicorp Venture Capital, Ltd. (without exhibits).

      99. Press Release issued August 10, 1998.